Exhibit 10.4

EXECUTION VERSION

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of December 31, 2013, is made by VIRTUSA CORPORATION, a Delaware corporation (the “Grantor”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Grantor, as borrower, certain of its subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to extend credit and make certain financial accommodations to the Grantor;

WHEREAS, in connection with the Credit Agreement, the Grantor, the other Loan Parties (as defined in the Credit Agreement) and the Administrative Agent have entered into that certain Pledge and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantor is required to execute and deliver to the Administrative Agent this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

1.                                      DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.                                      GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.  The Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing first priority security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

2.1.                            all of its Patents, including those referred to on Schedule I hereto;

2.2.                            all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations of and amendments to the foregoing;

2.3.                            all rights of any kind whatsoever of the Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

2.4.                            any and all royalties, fees, income, payments, products and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

2.5.                            any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

3.                                      SECURITY AGREEMENT.  The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement.  The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict between the provisions of this Agreement and the Security Agreement, the Security Agreement shall control.  This Agreement shall constitute a Collateral Document and a Loan Document (as such terms are defined in the Credit Agreement).

4.                                      AMENDMENTS IN WRITING.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by an instrument in writing signed by the Administrative Agent and the Grantor.

5.                                      GOVERNING LAW.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

6.                                      COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt by telecopy or other electronic transmission (including “PDF”) of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

VIRTUSA CORPORATION

By:	/s/ Ranjan Kalia
Name:
Title:

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF	Worcester	)
		:	ss.:
COUNTY OF	Massachusetts	)

On the            day of                      in the year           , before me, the undersigned, a Notary Public in and for said State, personally appeared Ranjan Kalia, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Amanda M. Wilson
Notary Public

My commission expires:  March 3, 2017

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT (JPM/VIRTUSA 2013)]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:	/s/ Jacob L. Dowden
Name:	Jacob L. Dowden
Title:	Senior Vice President

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT (JPM/VIRTUSA 2013)]

SCHEDULE I
to
PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS

None.

PATENT APPLICATIONS

Grantor	Patent Application	Application Filing Date	Application Serial Number
Virtusa Corporation	System and Method to Measure and Incentivize Software Reuse	November 21, 2011	13/301,341